EX-99.906CERT                                                     Exhibit (a)(2)

      Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned officers of Lincoln Variable Insurance Products Trust (the "Trust") certify that:

      1. The N-CSR of the Trust (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

Dated: September 8, 2004

                                                     /s/ Kelly D. Clevenger
                                                     ---------------------------
                                                     Kelly D. Clevenger
                                                     Chairman and President

                                                     /s/ Sheryl L. Sturgill
                                                     ---------------------------
                                                     Sheryl L. Sturgill
                                                     Chief Accounting Officer

      A signed original of this written statement required by Section 906 has been provided to the Trust and will be retained by the Trust and furnished to the Securities and Exchange Commission or its staff upon request.